Exhibit 99.2

Alesco Financial Inc. Completes Merger with Cohen Brothers, LLC

Company to Change Name to Cohen & Company Inc.

and Commence Trading on NYSE Amex under “COHN”

Philadelphia, PA, December 16, 2009 — Alesco Financial Inc. (NYSE: AFN) today announced the completion of its merger with Cohen Brothers, LLC, whereby Cohen Brothers became an approximately 66.2% owned subsidiary of Alesco. Prior to the closing of the merger, Alesco completed the previously announced 1-for-10 reverse stock split of the outstanding shares of its common stock. After giving effect to the merger and the 1-for-10 reverse stock split, the total number of company shares outstanding is approximately 10.3 million shares. Upon the closing of the merger transaction, Alesco changed its name to “Cohen & Company Inc.” and its shares are expected to begin trading on the NYSE Amex on December 17, 2009 under the trading symbol “COHN.” The combined company will be a leading investment firm specializing in credit related fixed income investments.

Daniel G. Cohen, Chairman, Chief Executive Officer and Chief Investment Officer of the combined company, stated, “We believe combining Alesco’s capital structure and its public listing with Cohen Brothers’ more diverse revenue sources and operating platform has created a well-capitalized company with increased financial and operational flexibility, an enhanced competitive position, greater opportunities for profitable growth in the future, and a streamlined cost structure.” Christopher Ricciardi, President of the combined company, added, “We believe this merger will provide the combined company with the opportunity to expand its business and pursue growth opportunities in other business areas such as capital markets and asset management.”

Management and Organization

Daniel G. Cohen will serve as Chairman, Chief Executive Officer and Chief Investment Officer of the combined company. In addition, Christopher Ricciardi and Joseph W. Pooler, Jr., both of whom were members of Cohen Brothers’ management team, join the combined company’s management team. Mr. Ricciardi will serve as President of the combined company and Chief Executive Officer of Cohen & Company Securities, LLC, the combined company’s broker-dealer subsidiary. Mr. Pooler will serve as Executive Vice President and Chief Financial Officer of the combined company. The members of the Board of Directors of the combined company will be Walter Beach, Rodney E. Bennett, Marc Chayette, Daniel G. Cohen, Thomas P. Costello, G. Steven Dawson, Joseph Donovan, Jack Haraburda, Lance Ullom and Charles W. Wolcott. Messrs. Beach and Donovan have joined the board as additional independent directors in connection with the completion of the merger. All of the directors other than Mr. Cohen are independent directors.

About the Combined Company

The combined company is a leading investment firm specializing in credit-related fixed income investments and is organized into two primary businesses: Asset Management and Capital Markets. The Asset Management business manages assets through listed and private companies, funds, managed accounts and collateralized debt obligations. As of December 16, 2009, the combined company managed approximately $16.5 billion in credit-related fixed income assets in a variety of asset classes, including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. The Capital Markets business consists of credit-related fixed income sales and trading as well as new issue placements in corporate and securitized products.

Additional Information

Additional information regarding the transaction will be contained in the combined company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

For further information, please visit www.cohenandcompany.com.

Forward Looking Statements

This communication contains certain statements that are “forward-looking statements”. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions. These statements are based on our current expectations about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in our forward-looking statements. These factors include, but are not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in Amendment No. 6 to Alesco’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on November 4, 2009. That Form S-4 can be obtained by going to the following web address www.alescofinancial.com/sec-filings. Risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, and (e) competitive pressure. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. We do not undertake any obligation to, and will not, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Inquiries

Joseph Kuo or Michael Herley

Kekst and Company

212-521-4863 or 212-521-4897

joe-kuo@kekst.com or michael-herley@kekst.com

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